EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Waste Services, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-117912) and on Form S-3/A (File No. 333-116795) of our reports dated March 9, 2005 relating to the consolidated financial statements of Waste Services Inc. and the effectiveness of Waste Services Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Los Angeles, California
March 9, 2005